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                                                                    EXHIBIT 10.7


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 11th day of November 1997, between IRT PROPERTY COMPANY, a Georgia corporation ((herein, together with any successor or assigns to its business and/or assets, and any person or entity that assumes and agrees to perform this Agreement by operation of law or otherwise, the "Company"), and THOMAS H. MCAULEY (the "Executive") and amends and restates the Agreement dated as of October 1, 1995 between the parties related to the employment of the Executive by the Company (the "1995 Agreement").

         For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree to amend and restate the 1995 Agreement as follows:

                  1.       Certain Definitions.

                  (a) "Affiliated Companies" shall mean any corporation, partnership, limited liability company, trust and/or other entity controlled by, controlling or under common control with, the Company. Unless the context clearly requires otherwise, as used herein, the Company shall include all its Affiliated Companies.

                  (b)      "Board" shall mean the Company's Board of Directors.

                  (c)      "Change of Control" shall mean:

                           (i) The acquisition by any Person of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Exchange Act) of 25% or more of the combined voting power of (x) all then outstanding shares of Company common stock ("Outstanding Company Common Stock") and
         (y) all outstanding voting securities of the Company entitled to vote generally in the election of directors and all outstanding securities and/or rights to acquire (whether by conversion, exchange or otherwise) voting securities of the Company entitled to vote generally in the election of directors (collectively with the Outstanding Voting Common Stock, the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection 1(b)(i), the following acquisitions shall not constitute a Change of Control: (r) any acquisition by a Person who was on November 1, 1997 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (s) any acquisition by the Company, provided no Change in Control has previously occurred or would result therefrom under subsections 1(c)(ii) and 1(c)(iii) of this Agreement, (t) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company, or (u) any acquisition by any Person pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section 1(c); or

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                           (ii)     Individuals who, as of November 1, 1997,
         constituted the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the entire Board; provided, however, that any individual becoming a director subsequent to November 1, 1997 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) Consummation of a reorganization, merger or consolidation, a sale, liquidation or partial liquidation, or other disposition of all or substantially all (e.g., 50% or more) of the assets of the Company in one or a series of transactions, and/or any combination of the foregoing (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, more than 60% of, respectively, the combined voting power of the then outstanding shares of Company Common Stock and/or the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act) the Company or all or substantially all (e.g., 50% or more) of the Company's assets either directly or through one or more subsidiaries, partnerships, limited liability companies, trusts and/or other entities or Persons) in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or entity resulting from such Business Combination) beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation or entity except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors or other governing body (including trustees and/or general partners) of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial



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         agreement, or of the action of the Board, providing for such Business
         Combination.

                  (d) "Change of Control Period" shall mean the period of three years ending on the third anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall hereinafter be referred to as the "Renewal Date"), unless previously terminated by a majority vote of the Incumbent Board, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date.

                  (e) "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                  (f) "Effective Date of a Change in Control" shall mean the first date during the Change of Control Period (as defined in Section l(c)) on which a Change of Control (as defined in Section 1(c) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with any discussion or negotiation contemplating or in anticipation of a potential Change of Control, then for all purposes of this Agreement, the "Effective Date of a Change in Control" shall mean the date immediately prior to the date of such termination of employment.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

                  (h)      "Good Reason" shall mean:

                                    (i)      the assignment or proposed
         assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 2.1(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or any Affiliated Company promptly after receipt of notice thereof given by the Executive;



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                                    (ii)     any failure by the Company and its
         Affiliated Companies to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or such Affiliated Companies promptly after receipt of notice thereof given by the Executive;

                                    (iii)    the Company or any Affiliated
         Company requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company or any Affiliated Company's business to a substantially greater extent than required immediately prior to the Effective Date;

                                    (iv)     any purported termination by the
         Company or any Affiliated Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                                    (v)      any failure by the Company or any
         Affiliated Company to comply with and satisfy Section 11(c) of this Agreement.

                  (i) "Person" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         2.       Employment of the Executive.

         2.1      Duties and Status.

         (a) The Company has engaged the Executive as President and Chief Executive Officer for the period specified in Section 4 hereof (the "Employment Period"). The Executive has accepted such employment on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise such authority, have such responsibilities, status, offices, titles and reporting relationships and perform such duties as are commensurate with the office of president and chief executive officer of a public real estate investment trust and its Affiliated Companies and also at least commensurate in all material respects with the most significant of those responsibilities, status, offices, titles, reporting relationships and duties held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date of a Change in Control. The Executive's services shall be performed at the Company's principal executive offices in Atlanta, Georgia or at any office or location not more than 35 miles from such offices.

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully



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and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (x) serve on corporate, civic or charitable boards or committees, (y) engage in other business activities that do not represent a conflict of interest with his duties to the Company, or (z) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date of a Change in Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date of a Change in Control shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  3.       Compensation.

                  3.1 Annual Salary. The Company shall pay the Executive an annual salary (the "Annual Base Salary") in periodic equal installments in accordance with the normal payroll practices of the Company. The initial Annual Base Salary as of the date of this Agreement is Three Hundred Six Thousand Dollars ($306,000). During the Employment Period, the Annual Base Salary shall be reviewed not later than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company and its Affiliated Companies to the Executive under this Agreement.

                  3.2 Cash Bonuses. In addition to the above, the Executive shall be paid such additional annual and/or other incentive bonuses (the "Bonus"), if any, as may be determined by the Board of the Company, and such Bonus may be in addition to any bonuses generally granted to the employees and/or executives of the Company and the Affiliated Companies.

                  3.3 Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and its Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its Affiliated Companies for the Executive under such plans, practices, policies and programs as in effect at any time during the one-year period immediately preceding the Effective Date of a Change in Control or if more favorable to the Executive, those provided generally at any time after the Effective Date of a Change in Control to other executives of the Company and its Affiliated Companies.



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                  3.4      Welfare Benefit Plans. During the Employment Period
(and after termination of employment, except where prohibited by law or the applicable plan, or the generally applicable practices, policies and programs of the Company and its Affiliated Companies and their respective successors and assigns), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under such welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company, its Affiliated Companies and their respective successors and assigns, but in no event shall such plans, practices, policies and programs provide the Executive and his family, as applicable, with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive and his family, as applicable, at any time during the one year period immediately preceding the Effective Date of a Change in Control or, if more favorable to the Executive and his family, as applicable, those provided generally at any time after the Effective Date of a Change in Control to other executives (and their families) of the Company or its successors. In the event that the Executive's and his family's participation in any such plan or program, or other benefit provided under the generally applicable practices, policies and programs of the Company and its Affiliated Companies and their respective successors and assigns are prohibited by law or such applicable plan, practices, policies or programs, the Company and its Affiliated Companies and respective successors and assigns shall provide the Executive and his family, without further cost or expense to the Executive and his family members, benefits similar to those which the Executive and his family would otherwise have been entitled to receive under such plans, programs, practices and policies as if the Executive's employment had not ceased.

                  3.5 General Benefits. In addition to the cash compensation and other benefits provided for in this Section 3, the Company will provide the Executive with additional benefits as follows:

                           (a)      The Company will reimburse the Executive for
such reasonable expenses as the Executive may incur in the rendition of the services contemplated hereby in accordance with the most favorable policies, practices and procedures of the Company and its Affiliated Companies in effect for the Executive, and otherwise if the Executive had prior authorization for said expenditures.

                           (b)      The Executive will be entitled to a vacation
in accordance with the Company's vacation schedule in effect at the time the vacation is to be taken, which schedule will not be less favorable to the Executive than the vacation schedule for other executive employees of the Company. During such vacation, the Executive shall be entitled to receive his regular compensation pursuant to and in accordance with this Agreement.




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                           (c)      The Company shall provide the Executive with
an automobile. The automobile furnished to the Executive shall be similar to automobiles provided to other executives of the Company. In addition, the Company shall pay for the insurance, maintenance, repairs, replacement of parts, servicing, gasoline and oil necessary for the upkeep of the automobile and any other necessary and proper expenses in connection with the operation by the Executive of the automobile. In the event the Company discontinues providing automobiles to executive officers generally, the Executive shall be entitled to receive an automobile allowance and shall have the right and an option to purchase the automobile at its then book value on the Company's books and records (if the automobile is owned by the Company) or to assume the lease for said automobile (if the automobile is leased by the Company).

                           (d)      During the Employment Period (but not after
termination of employment, except as required by this Agreement, law and/or the applicable plan, practices, policies and programs of the Company and its Affiliated Companies and their respective successors and assigns), the Executive shall be entitled to fringe benefits in accordance with the most favorable of such plans, practices, programs and policies in effect for the Executive at any time during the one year period immediately preceding the Effective Date of a Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other executives of the Company and its Affiliated Companies.

                           (e)      The Executive agrees that the respective
benefits of the Company and its Affiliated Companies, provided by this Section
3.5 may be modified and changed by the Company and/or it Affiliated Companies to the extent such changes apply generally to the executive officers of the Company and its Affiliated Companies.

                  3.6 Other Compensation. In addition to, and without limiting, the compensation and benefits provided for in subsections 3.1 through
3.5 of this Agreement, nothing herein is intended to or shall limit the participation or receipt by the Executive of any other compensation or benefit, including stock options, other stock and stock-based awards and other incentive compensation and any plan, program, practice or policy, and the receipt of the compensation and benefits specified in subsections 3.1 through 3.5 of this Agreement shall not reduce any other compensation or benefits which the Executive may be granted or to which the Executive may be entitled under the terms and conditions of such plans, practices, programs and policies.

                  Section 4. Employment Period. The Employment Period shall continue until the first anniversary hereof and, unless sooner terminated, shall be automatically renewed for an additional year on each anniversary date of this Agreement; provided, that prior to the Effective Date of a Change in Control, either party may terminate the employment of the Executive at any time upon thirty (30) days prior written notice to the other party hereto. Notwithstanding the foregoing, or any notice to terminate employment given by the Company or the Executive, this Agreement shall continue in full force and effect until all payments and benefits required to be made or provided by the Company to the Executive under this Agreement or otherwise have been paid or provided in full.


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                  5.       Termination.

                  5.1 Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Board determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after his receipt of such notice, the Executive shall not have returned to full-time performance of the Executive's duties.

                  5.2 Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                                    (i)      the willful and continued failure
         of the Executive to perform substantially the Executive's duties with the Company and/or its Affiliated Companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                                    (ii)     the willful engaging by the
         Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

         For purposes of this Section 5.2, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.



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                  5.3      Good Reason. The Executive's employment may be
terminated by the Executive for Good Reason. For purposes of this Section 5.3, any good faith determination of Good Reason made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the period beginning on the Effective Date of a Change in Control and ending 30 days following the first anniversary of the Effective Date of a Change in Control shall be deemed to be a termination for Good Reason for all purposes hereunder.

                  5.4 Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  5.5 Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company and/or any Affiliated Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company and/or any Affiliated Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  5.6 Improper Termination; Disputes. In the event that the Company terminates or seeks to terminate this Agreement or the employment of the Executive hereunder and disputes its obligation to pay or fails or refuses to pay or provide, when due to the Executive, any portion of the amounts or benefits due to the Executive pursuant to this Agreement and the Executive prevails (without regard to amount of any recovery), the Company shall pay or reimburse to the Executive all costs incurred by him in such dispute or collection effort, including reasonable attorneys' fees and expenses (whether or not suit is filed) and costs of litigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided herein by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided herein be reduced by any compensation earned by the Executive an a result of employment by



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another employer or by retirement or disability benefits after the date of termination of employment or otherwise.

                  6.       Obligations of the Company upon Termination.

         (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company and/or any Affiliated Company shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate employment for Good Reason:

                                    (i)      the Company shall pay to the
         Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts, or if elected by the Executive, the following aggregate amounts shall be paid in cash to the Executive in equal monthly installments over the two years following termination of employment:

                                             A.       the sum of (1) the
         Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the average of the Bonuses paid or payable, including any bonus or portion thereof which has been earned but deferred, for the two most recently completed fiscal years during the Employment Period, if any (such amount being referred to as the "Most Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations");

                                             B.       the amount equal to the
         sum of (x) 2.99 times the Executive's Annual Base Salary, and (y) 2.99 times the Most Recent Bonus; and

                                    (ii)     for two (2) years after the
         Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company and its Affiliated Companies, shall continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3 of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other



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         welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period;

                                    (iii)    to the extent not theretofore paid
         or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated Companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                           (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable provided by the Company and Affiliated Companies to the estates and beneficiaries of executives of the Company.

                           (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable such benefits provided by the Company and its Affiliated Companies to other executives and their families, provided the provision of such benefits are permissible under law, and the plans and programs of the Company and its Affiliated Companies.

                           (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than



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         the obligation to pay to the Executive (x) his Annual Base Salary
         through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and entities and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, except as explicitly modified by this Agreement. In the event that the Company terminates or seeks to terminate this Agreement or the employment of the Executive hereunder and/or disputes its obligation to pay or fails or refuses to pay or provide timely to the Executive any portion of the amounts or benefits due to the Executive pursuant to this Agreement, and the Executive prevails without regard to amount, the Company shall pay or reimburse to the Executive all costs incurred by him in such dispute or collection effort, including reasonable attorneys' fees and expenses (whether or not suit is filed) and costs of litigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided herein by seeking other employment or otherwise.


         8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         9.       Limitation of Benefits.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of the Executive (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would, if paid, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Payment shall be reduced to the extent necessary to avoid the imposition of the Excise Tax. The Executive may select the Payments to be limited or reduced.

                  (b)      All determinations required to be made under this
Section 8, including whether an Excise Tax would otherwise be imposed and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen L.L.P. or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that a Payment is due to be made, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section 8 ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         10. Confidential Information; Nonsolicitation. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. Executive agrees that, for a period of one (1) year after termination, he will not solicit or hire any Company employees for any business that is in direct competition with any Company property.

         11.      Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, legatees, and personal and legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, as a result of a Business Combination, assignment, assumption or otherwise) to all or substantially all (e.g., 50% or more) of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         12.      Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions and headings of this Agreement are for convenience of reference only and are not intended to and shall not effect the interpretation of this Agreement. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and/or personal or legal representatives. As used herein, the plural shall include the singular and vice versa, any reference to gender shall include the other genders, and the term "include" and any derivation thereof shall be without limitation by virtue of enumeration thereof or otherwise. This Agreement is not intended to and shall not affect any compensation, benefits and options previously earned by, or delivered or owing to, the Executive.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by reliable overnight courier service addressed as follows:

                  If to the Executive:

                  Thomas H. McAuley
                  3095 Brandy Station
                  Atlanta, Georgia  30339

                  If to the Company:

                  IRT Property Company
                  200 Galleria Parkway
                  Suite 1400
                  Atlanta Georgia 30339
                  Attention: Chairman of the Compensation Committee

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board upon recommendation of its Compensation Committee, the Company has caused this Agreement to be executed in its name on its behalf by its undersigned Chairman of the Compensation Committee and its undersigned officer thereunto duly authorized, all as of the day and year first above written.


                                  COMPANY:

                                  IRT PROPERTY COMPANY


                                  By: /S/ Bruce A. Morrice
                                      -----------------------------------
                                           Bruce A. Morrice, Chairman
                                           of the Compensation Committee

                                  By: /S/ Mary M. Thomas
                                      -----------------------------------
                                      Name:  Mary M. Thomas
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                 EXECUTIVE:

                                 /S/ Thomas H. McAuley
                                 ----------------------------------------
                                 Thomas H. McAuley






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